Exhibit 99.1

NEWS RELEASE

For Further Information Contact:

Investor Relations

Telephone:  (435) 634-3500

Fax:  (435) 634-3205

Investor.relations@skywest.com

FOR IMMEDIATE RELEASE:               October 27, 2015

SkyWest, Inc. Announces Third Quarter 2015 Results

St. George, Utah—SkyWest, Inc. (“SkyWest”) (NASDAQ: SKYW) today reported financial and operating results for the quarter ended September 30, 2015.

SkyWest generated $36 million of net income for Q3 2015, or $0.71 per diluted share.  Excluding special items, SkyWest’s net income for Q3 2014 was approximately $26 million, or $0.50 per diluted share.

Operating income for Q3 2015 was $78 million, an increase of 32% from Q3 2014 of $59 million.

SkyWest reported $77 million of net income for the nine months ended September 30, 2015, or $1.49 per diluted share, a $88 million improvement from the corresponding period of 2014, which had net loss of $11 million, excluding 2014 special items.

Commenting on the results, Chip Childs, SkyWest, Inc. President said, “Our third quarter results reflect continued progress in the optimization of our fleet and flying contract mix.  These improvements, along with solid operating performance, have contributed to our increasing operating margins. Additionally, we look forward to operating the E175 aircraft with three of our major partners by mid-2016, and we believe our operating performance continues to create additional opportunities to improve our fleet mix and operating margins.”

Q3 2015 Financial Highlights

•                  Operating margin increased to 9.9% in Q3 2015 compared to 7.1% in Q3 2014.  The improvement in operating income and operating margin was primarily due to additional flying contracts with improved profitability, improved operating performance and a reduction in the number of aircraft operating under unprofitable or less profitable flying contracts.

•                  SkyWest generated $145 million in cash from operations in Q3 2015, compared to $129 million in Q3 2014, excluding special items in 2014.  For the nine months of 2015, cash from operations was $314 million, compared to $161 million for the nine months of 2014, excluding special items in 2014.

•                  Q3 2015 revenue included the benefit of $31 million from additional Embraer dual-class jet aircraft (“E175”) operations, improved contract rates from renewals of SkyWest’s existing flying contracts, improved contract performance incentives, and $4 million from higher flight completion rates compared to Q3 2014.  These improvements provided a significant offset to the revenue decrease from a reduced fleet size and lower scheduled production levels from Q3 2014.  Total revenue of $794 million for Q3 2015 decreased $41 million from Q3 2014.

•                  Operating expenses were down by $60 million, or 7.7%, compared to Q3 2014, primarily driven by operating efficiencies from improved completion rates, a net decrease in production, maintenance cost initiatives and a reduction in fuel costs.

Q3 2015 Operational Update

Flight completion rates improved in Q3 2015 year-over-year at SkyWest Airlines, Inc. (“SkyWest Airlines”) and ExpressJet Airlines, Inc. (“ExpressJet”) as follows:

	SkyWest Airlines		ExpressJet
	Q3 2015	Q3 2014	Q3 2015	Q3 2014
Adjusted Completion	99.4%	99.1%	99.8%	99.5%
Raw Completion	98.7%	97.6%	98.7%	97.2%

Adjusted Completion excludes weather cancellations. Raw Completion includes weather cancellations.

•                  Total aircraft in service at September 30, 2015 was 656, a net decrease of 84 aircraft from September 30, 2014 of 740 aircraft.  Changes in SkyWest’s fleet mix are as follows:

•                  Added 26 new E175 aircraft with United Airlines (“United”)

•                  Added three new E175 aircraft with Alaska Airlines (“Alaska”)

•                  Added twelve used CRJ200 aircraft with Delta Air Lines (“Delta”)

•                  Added 16 used ERJ145 aircraft with American Airlines (“American”)

•                  Combined, 57 aircraft were added year-over-year

•                  Removed 36 EMB120 30-seat turbo-prop aircraft (“EMB120s”) from multiple partners

•                  Removed 69 ERJ145/135 aircraft from service from United

•                  Removed 36 CRJ200 aircraft from service with multiple partners

•                  Combined, 141 aircraft were removed year-over-year

•                  SkyWest’s aircraft in service decreased by 20 net aircraft from June 30, 2015 to September 30, 2015, with changes in fleet mix as follows:

•                  Added five new E175 aircraft with United

•                  Removed eleven ERJ145 aircraft from service with United

•                  Removed 14 CRJ200 aircraft from service from multiple major airline partners

•                  Under its fleet transition, SkyWest generated approximately 24,800 additional block hours with its dual class aircraft (CRJ700s/900s and E175s) during Q3 2015, compared to Q3 2014.  SkyWest also had a reduction of approximately 89,000 block hours with its less profitable 50-seat and smaller aircraft (CRJ200s, ERJ145s/135s and EMB120s) during Q3 2015, compared to Q3 2014.

•                  Under an agreement announced in Q3 2015, SkyWest Airlines is scheduled to place 18 additional new E175 aircraft into service with United, with anticipated scheduled delivery dates from Q4 2016 to Q2 2017.  SkyWest Airlines is currently scheduled to have a total of 58 E175s in service with United by the end of Q2 2017.

•                  Under a previously announced agreement, SkyWest Airlines is scheduled to take delivery of twelve new E175 aircraft for Alaska from Q4 2015 to Q4 2016.  SkyWest is currently scheduled to have a total of 15 E175s in service with Alaska by the end of Q4 2016.

•                  Under an agreement announced last week, SkyWest Airlines is scheduled to take delivery of 19 new E175 aircraft for Delta from Q3 2016 through mid-2017.

The following reflects expected E175 aircraft that SkyWest anticipates will be placed into service by period:

	Q4 2015	2016	2017	Cumulative Total End of 2017
United	—	7	11	58
Delta	—	13	6	19
Alaska	2	10	—	15
Total	2	30	17	92

Q3 2015 Capital and Liquidity Update

•                  SkyWest had $570 million in cash and marketable securities at September 30, 2015, an increase of $66 million from June 30, 2015.  SkyWest made capital investments of $21 million during Q3 2015 to acquire five E175 aircraft including spare parts.

•                  SkyWest issued $114 million in new long term debt during Q3 2015 to finance the five new E175s delivered during the quarter.

•                  SkyWest anticipates using approximately $14 million in cash as investments in two additional E175 aircraft and related spare parts and spare engines scheduled for delivery in Q4 2015.

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Reconciliation of Non-GAAP financial measures

Although SkyWest’s financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), SkyWest management believes that certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of SkyWest’s ongoing operations and may be useful for period-over-period comparisons of such operations.  The following table sets forth supplemental financial data and corresponding reconciliations to GAAP financial statements for the three and nine-month periods ended September 30, 2015 and 2014 (dollars in millions).  Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP.  These non-GAAP financial measures exclude some, but not all, items that may affect SkyWest’s net income.  Additionally, these calculations may not be comparable with similarly titled measures of other companies.

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income	$36	$41	$77	$4
Less after-tax gain on sale of TRIP equity	—	(15)	—	(15)
Net income (loss) less special items	$36	$26	$77	$(11)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Cash Flow from Operations	$145	$154	$314	$186
Less pre-tax gain on sale of TRIP equity	—	(25)	—	(25)
Cash Flow from Operations less special items	$145	$129	$314	$161

The special item in Q3-2014 was a pre-tax gain of $24.9 million from the sale of SkyWest’s 20% equity interest in TRIP Linhas Aereas (“TRIP”), reflected as other income in the accompanying statements of income.

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About SkyWest

SkyWest was named on Forbes ‘America’s Best Employers 2015’ list and was Air Transport World’s Regional Airline of the Year in 2014. SkyWest is the holding company for two scheduled passenger airline operations and an aircraft leasing company and is headquartered in St. George, Utah. SkyWest’s airline companies provide commercial air service in cities across the United States, Canada, Mexico and the Caribbean with more than 3,300 scheduled daily flights. SkyWest Airlines operates through partnerships with United, Delta, US Airways, American and Alaska Airlines. ExpressJet operates through partnerships with United, Delta and American. SkyWest continues to set the standard for excellence in the regional airline industry with unmatched value for customers, shareholders and its nearly 20,000 employees. This press release and additional information regarding SkyWest can be accessed at http://inc.skywest.com.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this release contains forward-looking statements.  SkyWest may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “forecasts”, “expects,” “intends,” “believes,” “anticipates,” “estimates”, “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the future operating and financial results of SkyWest, SkyWest Airlines or ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release.  These factors include, but are not limited to, the prospects of entering into agreements with other carriers to fly new aircraft, ongoing negotiations between SkyWest, SkyWest Airlines and ExpressJet and their major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest, SkyWest Airlines and ExpressJet will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the ability of ExpressJet to realize potential synergies and other anticipated financial impacts of the consolidation of its operations, the possibility that future financial and operating results of ExpressJet may not meet SkyWest’s forecasts and the timing of ongoing consolidation of the operations of ExpressJet, if achieved; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of  SkyWest, SkyWest Airlines, or ExpressJet; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest’s operating airlines conduct flight operations; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; the ability to attract and retain qualified pilots and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission; including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2014, entitled “Risk Factors.”

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SKYWEST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
OPERATING REVENUES:
Passenger	$777,480	$815,867	$2,293,085	$2,372,054
Ground handling and other	16,524	18,766	49,734	51,538
Total operating revenues	794,004	834,633	2,342,819	2,423,592

OPERATING EXPENSES:
Salaries, wages and benefits	304,633	315,766	906,051	944,253
Aircraft maintenance, materials and repairs	147,396	159,920	461,972	509,905
Aircraft rentals	68,003	72,899	206,857	232,682
Depreciation and amortization	66,603	65,822	196,953	192, 389
Aircraft fuel	31,762	49,177	90,254	154,420
Ground handling services	18,892	31,114	62,981	100,446
Special charges	—	—	—	4,713
Other operating expenses	78,419	80,855	235,447	240,236
Total operating expenses	715,708	775,553	2,160,515	2,379,044
OPERATING INCOME	78,296	59,080	182,304	44,548

OTHER INCOME (EXPENSE):
Interest income	311	2,549	1,647	3,608
Interest expense	(19,914)	(16,883)	(56,460)	(48,697)
Other, net	1,070	23,598	1,070	20,709
Total other expense, net	(18,533)	9,264	(53,743)	(24,380)

INCOME BEFORE INCOME TAXES	59,763	68,344	128,561	20,168
PROVISION FOR INCOME TAXES	23,495	27,006	51,198	16,455
NET INCOME	$36,268	$41,338	$77,363	$3,713

BASIC EARNINGS PER SHARE	$0.72	$0.81	$1.51	$0.07
DILUTED EARNINGS PER SHARE	$0.71	$0.79	$1.49	$0.07

Weighted average common shares:
Basic	50,616	51,322	51,143	51,324
Diluted	51,282	52,036	51,882	51,562

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SKYWEST, INC.

SUMMARY OF CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

(Unaudited)

	September 30, 2015	December 31, 2014
Cash, restricted cash, and marketable securities	$570,447	$559,130
Other current assets	790,251	731,873
Total current assets	$1,360,698	$1,291,003

Property and equipment, net	3,436,809	2,981,188
Deposit on aircraft	34,822	40,000
Other long term assets	94,114	97,737
Total assets	$4,926,443	$4,409,928

Current liabilities	$734,134	$684,355
Long-term liabilities	2,730,606	2,325,227
Stockholders’ equity	1,461,703	1,400,346
Total liabilities and stockholder’s equity	$4,926,443	$4,409,928

Unaudited Operating Highlights

Operating Highlights

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014	% Change		2015	2014	% Change
Passengers carried	14,757,355	15,630,168	(5.6)%		42,613,648	44,622,305	(4.5)%
Revenue passenger miles (000)	7,753,692	8,342,394	(7.1)%		22,439,946	23,783,610	(5.6)%
Available seat miles (000)	9,265,717	10,037,729	(7.7)%		27,134,415	28,767,497	(5.7)%
Block hours	526,217	590,534	(10.9)%		1,574,364	1,716,419	(8.3)%
Departures	314,745	355,273	(11.4)%		933,430	1,029,619	(9.3)%
Passenger load factor	83.7%	83.1%	0.60	pts	82.7%	82.7%	NC
Yield per revenue passenger mile	$0.100	$0.098	2.0%		$0.102	$0.100	2.0%
Revenue per available seat mile	$0.086	$0.083	3.6%		$0.086	$0.084	2.4%
Cost per available seat mile	$0.079	$0.079	NC		$0.082	$0.084	(2.4)%
Fuel cost per available seat mile	$0.003	$0.005	(40.0)%		$0.003	$0.005	(40.0)%
Average passenger trip length	525	534	(1.7)%		527	533	(1.1)%

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2015 Quarterly Fleet, Block Hour and ASM Production

	As of March 31, 2015	As of June 30, 2015	As of Sept. 30, 2015	As of Dec. 31, 2015
	(Actual)	(Actual)	(Actual)	(Estimate)
Fleet Summary
Regional Jets:
50-37 seats	449	435	410	397
65-76 seat CRJs	203	203	203	203
76 seat E175s	29	38	43	45
	681	676	656	654
Turbo props:
30 seats	12	—	—	—

Totals	693	676	656	645

	Q1 15	Q2 15	Q3 15	Q4 15	Totals
	(Actual)	(Actual)	(Actual)	(Estimate)	(Estimate)
Block hours	516,774	531,373	526,217	494,000	2,068,000
ASMs	8.7b	9.2b	9.3b	8.7b	35.9b

Aircraft in Scheduled Service

	50 seats	65-76 seats	EMB120s	Total

Aircraft in schedule - December 31, 2014	467	223	27	717
65-76 seat additions (United and Alaska)	—	23	—	23
50 seat additions (Delta and American)	21	—	—	21
50 seat reductions (multiple partners)	(78)	—	—	(78)
Turbo prop reductions (multiple partners)	—	—	(27)	(27)
Aircraft in schedule — September 30, 2015	410	246	—	656

Aircraft counts above exclude aircraft removed from scheduled service.

Completed Block Hours by Aircraft Type

	Q3-2015	Q3-2014	Variance	YTD Sept 2015	YTD Sept 2014	Variance
CRJ200	167,255	187,772	(10.9)%	504,539	547,533	(7.9)%
CRJ700/900s	165,872	171,263	(3.1)%	490,089	499,343	(1.9)%
ERJ145/135	155,136	200,859	(22.8)%	482,125	585,753	(17.7)%
E175	37,954	7,761	389.0%	85,287	8,760	873.6%
EMB120	—	22,879	(100.0)%	12,324	75,028	(83.6)%
	526,217	590,534	(10.9)%	1,574,364	1,176,417	(8.3)%

Completed Block Hours by Airline

	Q3-2015	Q3-2014	Variance	YTD Sept 2015	YTD Sept 2014	Variance
SkyWest Airlines	278,074	276,577	0.5%	803,741	794,758	1.1%
ExpressJet	248,143	313,957	(21.0)%	770,623	921,659	(16.4)%
	526,217	590,534	(10.9)%	1,574,364	1,176,417	(8.3)%

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